EXHIBIT 99


FOR IMMEDIATE RELEASE                             CONTACT: Leonard E. Moodispaw
                                                           CEO & President
                                                           301.939.7000

                  ESSEX REPORTS $20.6 MILLION Q2 2004 REVENUES

COLUMBIA, MD - August 10, 2004 - Essex Corporation (NASDAQ: KEYW) announced today revenues of $20.6 million for the second quarter of 2004, compared to $4.1 million for the second quarter of 2003. The net income for the second quarter was $480,000 compared to a net income of $75,000 for Q2 in 2003. This 402% increase in revenues for Q2 from 2003 to 2004 reflects the level of demand Essex is experiencing from its intelligence and defense customers. Earnings Per Share
(EPS) were $0.03 per share (diluted) for Q2 2004 versus EPS for all of 2003 of $0.01 per share. Essex is exceeding the guidance that was shared with investors at the beginning of 2004, while continuing to invest in product development and company infrastructure as well as acquisitions with resulting amortization expenses.

"Six months ago, Essex employed 110 people, all of whom were in Maryland," stated Leonard Moodispaw, President and CEO. "Today, as a result of both internal growth and acquisitions, we have over 240 employees with offices and staff in Arizona, Florida, New York, Texas, the District of Columbia, and Virginia. We have completed two acquisitions this year, and we continue to examine additional candidates. Managing growth at this pace requires an investment in the infrastructure of the Company, ranging from management through information technology. These investments are the foundation for future growth and success. In addition, I remain confident that we will soon see an increase by a factor of 2 to 3 times in the contract ceiling of the large engineering services contract that was awarded to us last October."

Revenue for the first half of 2004 (1H `04) is $34.8 million compared to $7.1 million in the first half of 2003 (1H `03). The net income for the first half of 2004 is $792,000 compared to a net income of $54,000 for the same period in 2003. Earnings Per Share for the first half of 2004 are $0.05 per share (diluted). In July 2004, Essex increased annual revenue guidance for 2004 to the range of $50-55 million (before acquisitions), and an additional $7-8 million from the acquisitions that have been completed during the first half of this year, for a combined guidance of $57-63 million for 2004.

"I believe we will continue to see improvement in the overall Gross Margin for the balance of 2004, as we continue to increase the relative contribution of higher margin services revenue to our total revenue," commented Lisa Jacobson, Essex CFO. "The unpredictable nature of the purchased hardware component of our revenue, and the seasonal impacts on the services revenue component have been factored into our increased revenue guidance for 2004."

Essex has  scheduled a conference  call to discuss  these  results today (August
10th) at 5:00 p.m. (EDT). At that time, management will review the Company's second quarter 2004 financial results. A question-and-answer session will follow to further discuss the results as well as to comment on the outlook for the remainder of 2004.


                                   - M O R E -

ESSEX CORPORATION 2004 Q2 RESULTS                                   PAGE 2 OF 3

Interested parties will be able to connect to our Webcast via the Investor page on our website, HTTP://WWW.ESSEXCORP.COM/INVESTOR.HTML on August 10th. Interested parties may also listen to the conference call by calling 1-800-299-6183 participant passcode 88995706. The International Dial In access number will be 617-801-9713.

An archive of the Webcast will also be available on our webpage following the call. In addition, a dial-up replay of the call will be available at approximately 7:00 p.m. EDT on August 10, and will remain available through August 16, 2004. To access the dial-up replay, call 1-888-286-8010, passcode 24962763.

ABOUT ESSEX: Essex creates solutions for today's most advanced signal and image processing challenges, serving commercial, defense and intelligence customers. For more information contact Essex Corporation, 9150 Guilford Road, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.



                     ESSEX CORPORATION FINANCIAL HIGHLIGHTS
---------------------------------------------------------------------------------------------------------

                                      Quarterly         Quarterly           Six Month         Six Month
                                    Period Ended      Period Ended        Period  Ended     Period  Ended
                                    June 27, 2004     June 29, 2003       June 27, 2004     June 29, 2003

                                              (unaudited)                          (unaudited)
                                  ---------------------------------      --------------------------------

Revenue:
     Services and Products        $   14,540,000     $    4,149,000      $   22,808,000     $   7,150,000
     Purchased Hardware                6,063,000                 --          12,036,000                --
                                  --------------     --------------      --------------     -------------
         Total                        20,603,000          4,149,000          34,844,000         7,150,000

Cost of Goods Sold:
     Services and Products           (11,068,000)        (2,620,000)        (17,203,000)       (4,662,000)
     Purchased Hardware               (5,978,000)                --         (11,838,000)               --
                                  --------------     --------------      --------------     -------------
         Total                       (17,046,000)        (2,620,000)        (29,041,000)       (4,662,000)

Gross Margin                           3,557,000          1,529,000           5,803,000         2,488,000

Selling, General and
  Administrative
  Expenses                            (2,692,000)        (1,204,000)         (4,526,000)       (1,990,000)

Research and
  Development                           (307,000)           (94,000)           (447,000)         (226,000)

Amortization of Other
  Intangible Assets                     (127,000)          (128,000)           (163,000)         (174,000)

Interest Income (Expense)                 49,000            (28,000)            125,000           (44,000)
                                  --------------     --------------      --------------     -------------

Net Income                        $      480,000     $       75,000      $      792,000     $      54,000
                                  ==============     ==============      ==============     =============

Weighted Average
  Number of Shares
       - Basic                        15,086,000          8,920,000          15,046,000         8,438,000
                                  ==============     ==============      ==============     =============

       - Diluted                      16,466,000         10,048,000          16,426,000         9,566,000
                                  ==============     ==============      ==============     =============

Net Income per
   Common Share
       - Basic                    $         0.03     $         0.01      $         0.05     $        0.01
                                  ==============     ==============      ==============     =============

       - Diluted                  $         0.03     $         0.01      $         0.05     $        0.01
                                  ===============    ===============     ==============     =============

Working Capital                                                          $   22,800,000     $   1,123,000

Working Capital Ratio                                                            3.63:1            1.40:1

                                   - M O R E -

ESSEX CORPORATION 2004 Q2 RESULTS                                  PAGE 3 OF 3

CONDENSED CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------------------------
                                                           June 27,         December 28,
                                                             2004               2003
                                                       --------------     --------------
                                                         (Unaudited)
ASSETS

CURRENT ASSETS
     Cash and cash equivalents                         $   15,981,395     $   31,835,294
     Accounts receivable, net                              14,819,527          3,969,601
     Prepayments and other                                    653,443            146,517
                                                       --------------     --------------
         Total Current Assets                              31,454,365         35,951,412
                                                       --------------     --------------

PROPERTY AND EQUIPMENT, NET                                 1,025,796            368,697
                                                       --------------     --------------

OTHER ASSETS
     Goodwill                                              13,915,455          2,998,000
     Patents, net                                             326,134            333,648
     Other intangibles, net                                   683,842             50,141
     Other                                                    269,482             23,764
                                                       --------------     --------------
         Total Other Assets                                15,194,913          3,405,553
                                                       --------------     --------------

TOTAL ASSETS                                           $   47,675,074     $   39,725,662
------------                                           ==============     ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                  $    6,026,672     $      694,434
     Note payable                                                  --            100,000
     Accrued wages and vacation                             1,526,718            898,498
     Accrued retirement plans contribution payable            151,336            298,551
     Advance payments                                         492,568            462,000
     Other accrued expenses                                   456,669            526,928
                                                       --------------     --------------
         Total Current Liabilities                          8,653,963          2,980,411

LONG-TERM DEBT                                                 35,165                 --
                                                       --------------     --------------

TOTAL LIABILITIES                                           8,689,128          2,980,411
-----------------                                      --------------     --------------

SHAREHOLDERS' EQUITY
     Common stock and additional paid-in capital           52,452,771         51,004,021
     Accumulated deficit                                  (13,466,825)       (14,258,770)
                                                       --------------     --------------
         Total Shareholders' Equity                        38,985,946         36,745,251
                                                       --------------     --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                                                       $   47,675,074     $   39,725,662
                                                       ==============     ==============

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR
ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE STATEMENTS ADDRESSING THE FOLLOWING SUBJECTS: FUTURE FINANCIAL CONDITION AND OPERATING RESULTS (INCLUDING, WITHOUT LIMITATION, DISCUSSIONS OF GROSS MARGINS AND ANNUAL GUIDANCE FOR 2004). ECONOMIC, BUSINESS, COMPETITIVE AND/OR REGULATORY FACTORS AFFECTING ESSEX'S BUSINESSES ARE EXAMPLES OF FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.

MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS IS SET FORTH IN ESSEX'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2003. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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